UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

ERIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02     Results of Operations and Financial Condition

On May 10, 2017, Erin Energy Corporation (the “Company”) issued a press release announcing financial results for the quarter ended March 31, 2016. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference. As announced in that press release, the Company hosted a conference call on Thursday, May 11, 2017 at 10:00 a.m. CT (11:00 a.m. ET) to discuss the Company’s financial results and provide an update on its current operations. A transcript of that call is attached as Exhibit 99.2 and incorporated herein by reference. All information in this Item 2.02, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the registrant specifically incorporates it by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

The board of directors (the “Board”) of the Company has appointed Sakiru Adefemi (Femi) Ayoade as the Company’s Chief Executive Officer to replace the Interim Chief Executive Officer, Jean-Michel Malek, effective as of May 18, 2017 (the “Effective Date”). Mr. Ayoade has served as Vice President of Production Operations for the Company since 2016 and the Managing Director of Erin Petroleum Nigeria Limited since 2013. He has more than 20 years of experience in the oil and gas industry, substantial knowledge of the regulatory and political environment of Nigeria and extensive experience on exploration and production operations offshore Nigeria. From 2008 to 2013, he was a Senior Technical Executive at CAMAC Petroleum Limited and Allied Energy Plc Nigeria, and from 2006 to 2008, he was a Senior Drilling Engineer at Nigeria Agip Exploration (a subsidiary of ENI). Mr. Ayoade also served as a Senior Petroleum Engineer at Allied Energy Resources Nigeria Limited from 1997 to 2005. Mr. Ayoade earned a Master of Science in petroleum engineering from the University of Houston and a Higher National Diploma from the Petroleum Training Institute and has had extensive training in drilling, completion and subsea engineering.

There are no arrangements or understandings between Mr. Ayoade and any other person pursuant to which he was selected as Chief Executive Officer, nor are there any family relationships between Mr. Ayoade and any of the Company’s directors or executive officers. There are no transactions between Mr. Ayoade and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

As the Chief Executive Officer, Mr. Ayoade’s compensation will consist of a base salary of $330,000 per year, a discretionary cash performance bonus of 0-100% of base salary and an annual long-term incentive equity award valued at up to 200% of base salary awarded in accordance with the Company’s Amended 2009 Equity Incentive Plan, as amended. Additionally, he will receive 29,166 shares of the Company’s restricted stock, with fifty percent vesting on the first anniversary and fifty percent on the second anniversary of the Effective Date, and 133,333 options to purchase the Company’s stock at a price per share set at the market close price on the grant date, which is the Effective Date, with one-third vesting on the first anniversary, one-third vesting on the second anniversary and one-third vesting on the third anniversary of the Effective Date.

Resignation of Senior Vice President, General Counsel and Secretary

On May 23, 2017, Jean-Michel Malek, Senior Vice President, General Counsel and Secretary of the Company, and previously Interim Chief Executive Officer, entered into a Separation Agreement with the Company (the “Separation Agreement”) pursuant to which he acknowledged his decision to resign as Senior Vice President, General Counsel and Secretary effective May 31, 2017. Under the Separation Agreement, Mr. Malek will receive a severance payment of $291,000 payable over a 12-month period, less any legally required deductions and withholdings, and the Company will accelerate by 12 months the vesting of all outstanding restricted common stock and options exercisable for commo

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n stock previously granted to Mr. Malek under the Company’s 2009 Equity Incentive Plan, with all vested options (including accelerated options) remaining exercisable for a period 12 months thereafter. The Separation Agreement included Mr. Malek’s release and waiver of claims against the Company. Further, Mr. Malek entered into a Consulting Agreement on May 23, 2017 with the Company (the “Consulting Agreement”) pursuant to which he will be paid $8,333 per month in exchange for his services. The Consulting Agreement commences on June 1, 2017 and ends May 31, 2018, unless either party terminates the Consulting Agreement by providing 30 days’ written notice. The preceding descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and the Consulting Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Company has named Aaron Ball as Senior Counsel. Mr. Ball will assume the legal responsibilities for the Company from Mr. Malek and will likewise be assisted by Mr. Malek pursuant to Mr. Malek's Consulting Agreement. Mr. Ball has 20 years’ experience, in domestic and international, corporate and commercial transactions in the upstream oil and gas, oilfield services and manufacturing industries. Mr. Ball received a L.L.M. in taxation from DePaul University, his J.D. from The American University, Washington and a B.A. from Butler University.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 17, 2017, the Company held the 2017 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, four items were submitted to the stockholders for a vote: (i) the election of seven directors to the Board, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office (the “Election of Directors”); (ii) the proposal to ratify the appointment of Pannell Kerr Forster of Texas, PC, independent registered public accounting firm, as the Company’s auditors for fiscal year 2017 (the “Auditor Ratification”); (iii) to approve the compensation of the named executive officers, on a nonbinding advisory basis, as set forth in the Company’s proxy statement; and (iv) on a non-binding advisory basis, on whether the stockholder vote on executive compensation should occur every one, two or three years.

There were no solicitations in opposition to the Board’s solicitations. Out of a total of 215,276,175 shares of common stock outstanding and eligible to vote on April 7, 2017, 188,465,259 shares of common stock (87.55%) were present at the meeting in person or by proxy. The proposals and the final results of the stockholder vote are set forth below:

Election of Directors

The individuals nominated for election to the Board at the Annual Meeting were Mahmud Yayale Ahmed, Sakiru Adefemi (Femi) Ayoade, Dr. Lee Patrick Brown, Dudu Hlatshwayo, Frank C. Ingriselli, Dr. John Rudley, and J. Michael Stinson. Except for Messrs. Ahmed, Ayoade, Ingriselli, and Rudley, each of the nominees for election to the Board was a director at the time of the Annual Meeting.

The following nominees were elected as directors by the votes indicated below for a term that will expire on the date of the Company’s 2018 annual meeting of the stockholders.

Nominee	For	Withheld	Broker Non-Vote
Mahmud Yayale Ahmed	188,094,475	370,784	0
Sakiru Adefemi (Femi) Ayoade	188,077,351	387,908	0
Dr. Lee Patrick Brown	188,094,366	370,893	0
Dudu Hlatshwayo	188,290,040	175,219	0
Frank C. Ingriselli	188,270, 830	194,429	0
Dr. John Rudley	188,094,502	370,757	0
J. Michael Stinson	188,290,067	175,192	0

Auditor Ratification

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The Auditor Ratification was approved by the votes indicated below.

For	Against	Abstain	Broker Non-Vote
188,405,148	45,265	14,846	0

Advisory Vote on Executive Compensation The stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers by the votes indicated below.

For	Against	Abstain	Broker Non-Vote
187,903,157	434,977	127,125	0

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The Company’s stockholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on executive compensation as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
65,568,532	116,348	122,697,015	83,364	0
Based on the recommendation of the Board of Directors in the Company’s proxy statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has decided to hold an advisory vote on executive compensation every three years.

Item 8.01.     Other Events.

On May 18, 2017, the Company issued a press release relating to the changes in management and the results of the Annual Meeting. This press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing

Item 9.01	Financial Statements and Exhibits.

10.1	Separation Agreement, effective as of May 31, 2017, by and between Erin Energy Corporation and Jean-Michel Malek.
10.2	Consulting Agreement, effective as of June 1, 2017, by and between Erin Energy Corporation and Jean-Michel Malek.
99.1	Erin Energy Corporation Press Release, dated May 10, 2017.
99.2	Erin Energy Corporation Transcript of Conference Call held on May 11, 2017.
99.3	Erin Energy Corporation Press Release, dated May 18, 2017.

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SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

	By:	/s/ Jean-Michel Malek
Jean-Michel Malek
Senior Vice President, General Counsel and Secretary
Date: May 23, 2017

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